UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 8, 2024

ASSERTIO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39294	85-0598378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 S. Saunders Road, Suite 300, Lake Forest, IL 60045
(Address of Principal Executive Offices; Zip Code)

(224) 419-7106
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0001 par value	ASRT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition
On March 11, 2024, Assertio Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended December 31, 2023.  The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in Item 2.02 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained herein shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Sigurd Kirk to the Board of Directors

On March 8, 2024, the Board of Directors (the “Board”) of the Company appointed Sigurd Kirk to the Board, effective April 3, 2024 (the “Effective Date”). In connection with his appointment to the Board, Mr. Kirk was appointed as a member of the Audit Committee and Compensation Committee of the Board, effective as of the Effective Date.

Mr. Kirk, 57, is a senior corporate business development executive with more than 20 years of pharmaceutical experience in the areas of branded biopharmaceutical, medical device and generic products. Since 2021, Mr. Kirk has served as a consultant and director to privately-held pharmaceutical companies and, from May 2021 to January 2024, served as a director and member of the audit committee of Aravive, Inc., a development stage oncology company. From 2009 until its acquisition by AbbVie Inc. in May 2020, Mr. Kirk held various positions at Allergan plc. (formerly Actavis), a pharmaceutical company. From May 2012 until May 2020, Mr. Kirk was Executive Vice President, Corporate Business Development at Allergan plc., where he was a member of the Executive Leadership Team. He was an integral member assessing development and commercial opportunities, leading due diligence, as well as negotiating and transacting key legal and financial terms. Mr. Kirk also served as Senior Vice President, Global Controller and Chief Accounting Officer for Barr Pharmaceuticals, Inc. from 2003 until 2009. Mr. Kirk started his career at Deloitte & Touche as an Audit Manager, earning his CPA certification. The Board considered Mr. Kirk’s experience and expertise within the following areas relevant to the Company and its business in concluding that he should serve on the Board: Business Development, Acquisitions, Divestitures, Licensing Markets, Financial Planning & Analysis, and Board and Board committee experience. Mr. Kirk received his Bachelor of Business Administration degree from Pace University.

In connection with his service on the Board, Mr. Kirk will be entitled to receive the cash compensation applicable to all of the Company’s non-employee directors, as more particularly described in the Company’s Non-Employee Director Compensation and Grant Policy filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2023 (the “Director Compensation and Grant Policy”). Mr. Kirk will receive his initial, director equity grant on the date of the Company’s 2024 Annual Meeting of Stockholders in accordance with the Company’s then-current Director Compensation and Grant Policy. The Company has also entered into its standard form of indemnification agreement with Mr. Kirk.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Assertio Holdings, Inc. Press Release issued on March 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSERTIO HOLDINGS, INC.

Date: March 11, 2024	By:	/s/ Heather L. Mason
Heather L. Mason
Interim Chief Executive Officer (Principal Executive Officer)